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                                                                EXHIBIT 23.1(b)


                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and related Prospectuses of Metal Management, Inc. of our report dated May 30, 1996 relating to the consolidated financial statements of EMCO Recycling Corp. for the ten months' ended January 31, 1996 which appears in the Current Report on Form 8-K/A of Metal Management, Inc. filed with the Securities and Exchange Commission on June 20, 1996.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE  LLP




Phoenix, Arizona
August 19, 1996